PRESS RELEASE
FOR IMMEDIATE RELEASE

SINOBIOMED HIRES NEW CHIEF FINANCIAL OFFICER

SEASONED EXECUTIVE JOINS COMPANY
TO POSITION IT FOR FUTURE GROWTH

Shanghai, China - August 13, 2008 - Sinobiomed Inc. ("Sinobiomed", or "the Company") (OTCBB: SOBM) is pleased to announce that it has hired Mr. Lionel Choong as Chief Financial Officer, who will commence his employment with Sinobiomed on September 1, 2008. The current CFO of Sinobiomed, Mr. Asher Zwebner, has agreed to resign effective August 31, 2008.

As CFO, Mr. Choong will oversee the Company’s various financial functions, including finance and accounting, financial planning and analysis, regulatory and risk management, and facilities and strategic growth. He will also be involved with other corporate activities and serve as a strategic partner with the CEO as the Company develops its unique strategies and tactics for long-term impact.

Mr. Choong, 46, most recently led the corporate finance department of Kennic L.H. Lui & Co, a Certified Public Accounting firm in Hong Kong. A former partner with Deloitte Touche Tohmatsu in Hong Kong and former CFO of Byford International Ltd., a company listed on the Hong Kong Stock Exchange, he has more than 20 years of experience in corporate finance, business development, IPO and M&A, and financial management and reporting in a variety of industries in Hong Kong, China and overseas. A Chartered Accountant with an Institute of Chartered Accountants in England and Wales Advanced Diploma in Corporate Finance, Mr. Choong has an MBA from J. L. Kellogg School of Management at Northwestern University.

“I am looking forward to helping Sinobiomed achieve its full potential as a public company,” said Mr. Choong. “The Company team is first rate and there is tremendous scope for growth both in Asia and around the world. It is my intention to work with the team to effectively implement strategy and further strengthen the Company’s finance team, transparency and corporate governance".

Banyun Yang, Sinobiomed CEO, commented: “With the current new funding from Accelera Ventures, and anticipated intermediate-term funding to prepare for the next phase of growth, it is imperative to have a solid finance team. Lionel’s deep experience will create the cornerstone for that.”

Sinobiomed extends its sincere thanks to Mr. Zwebner for his services to the Company as Chief Financial Officer and wishes him every success as he pursues other interests.

ABOUT SINOBIOMED INC.
Sinobiomed Inc. is a leading Chinese developer of genetically engineered recombinant protein drugs and vaccines. Based in Shanghai, Sinobiomed currently has 10 products approved or in development: three on the market, four in clinical trials and three in research and development. The Company’s products respond to a wide range of diseases and conditions, including: malaria, hepatitis, surgical bleeding, cancer, rheumatoid arthritis, diabetic ulcers and burns, and blood cell regeneration.

SINOBIOMED INC.
LANE 4705, NO. 58, NORTH YANG GAO RD.
PUDONG, NEW AREA SHANGHAI, 201206 CHINA
PHONE: 86-58993708 / FAX: 86-58993709
INVESTOR RELATIONS
PHONE: 1-718-502-8801  TOLL FREE: 1-866-588-0829
EMAIL: INFO@SINOBIOMED.COM

FORWARD LOOKING STATEMENTS This news release may include “forward-looking statements” regarding Sinobiomed, and its subsidiaries, business and project plans. Such forward looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor created by such sections. Where Sinobiomed expresses or implies an expectation or belief as to future events or results, such expectation or belief is believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Sinobiomed does not undertake any obligation to update any forward looking statement, except as required under applicable law.